UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2007
METAL MANAGEMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33044	94-2835068

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

325 N. LaSalle St., Suite 550, Chicago, IL	60610

(Address of Principal Executive Offices)	(Zip Code)
(312) 645-0700

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Second Amendment to Amended and Restated Credit Agreement

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
     On January 12, 2007, Metal Management, Inc. (the “Company”), certain subsidiaries of the Company specified therein, the lenders party thereto and LaSalle Bank National Association, in its capacity as agent for the lenders, entered into a Second Amendment to Amended and Restated Credit Agreement, which amends the Amended and Restated Credit Agreement dated as of May 9, 2006. The purpose of this amendment was to (i) increase the amount of permitted capital expenditures for the year ending March 31, 2007 from $75 million to $90 million and (ii) add a newly formed subsidiary of the Company as a borrower under the credit agreement.
     The foregoing description of the amendment to the credit agreement does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 4.1 hereto and incorporated into Item 1.01 of this Form 8-K by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
4.1	Second Amendment to Amended and Restated Credit Agreement, dated as of January 12, 2007 among Metal Management, Inc. and certain subsidiaries of Metal Management, Inc. specified therein, as borrowers, the lenders party thereto and LaSalle Bank National Association, in its capacity as agent for the lenders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAL MANAGEMENT, INC.
DATE: January 17, 2007	By:	/s/ Robert C. Larry
Robert C. Larry
Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary